Exhibit B-1



			  PRO FORMA OPERATING AGREEMENT
			  -----------------------------

     This Operating Agreement (this "Agreement"), dated as of         , 2000, is
							      --------
entered into by and between the undersigned Transmission Owner (the
"Transmission Owner"), and [                 ], a Limited Liability Company
 ------------------         -----------------
existing under and by virtue of the laws of the State of Delaware ("Transco").
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The Transmission Owner and Transco are each referred to herein as a "Party", and
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collectively as the "Parties."
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				   WITNESSETH
				   ----------

     WHEREAS, Transco has been formed as a Limited Liability Corporation under Delaware law to operate electric transmission facilities owned by itself and others;

     WHEREAS, Transco intends to operate as an independent transmission company under the oversight, and within the structure, of the Southwest Power Pool ("SPP") as part of the SPP Partnership RTO;1

     WHEREAS, Transco has received approval from the Federal Energy Regulatory Commission to operate as a regional transmission organization pursuant to Order Nos. 888 and 2000 of the Federal Energy Regulatory Commission; and

     WHEREAS, the Parties are entering into this Agreement to provide for the terms and conditions under which Transco shall be authorized to exercise Functional Control over the Transmission Owner's electric transmission facilities, and perform additional functions with respect to such facilities, as more fully set forth herein.

     NOW THEREFORE, in order to carry out the transactions contemplated by this Agreement, and in consideration of the promises, covenants, terms and conditions hereinafter set forth, the Transmission Owner and Transco, intending to be legally bound hereby, agree as follows:


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1    The Pro Forma Operating Agreement assumes that the Transco will operate
	 --- -----
as part of the SPP Partnership RTO.


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			       ARTICLE DEFINITIONS

     Whenever used in this Agreement as capitalized terms, the following terms shall have the meanings specified in this Article I.

     AGENCY AGREEMENT means an agreement in the form of Appendix B hereto entered into by Transco and an owner of Non-transferred Transmission Facilities to allow Transco to provide Transmission Service and Wholesale Distribution Service over the owner's Non-transferred Transmission Facilities, which are necessary for the provision of such service, but the Functional Control of which will not be transferred to Transco.

     ANCILLARY SERVICES means those services that are necessary to support the transmission of capacity and energy from resources to loads while maintaining reliable operation of the Transmission System in accordance with Good Utility PRACTICE.

     CODE OF CONDUCT means the Code of Conduct attached to the Transco LLC Agreement.

     CONTROL AREA means an electric power system or combination of electric power systems to which a common automatic generation control scheme is applied in order to: (i) match, at all times, the power output of the generators within the electric power system(s) and capacity and energy purchased from entities outside the electric power system(s), with the load within the electric power system(s); (ii) maintain scheduled interchange with other Control Areas, within the limits of Good Utility Practice; (iii) maintain the frequency of the electric power system(s) within reasonable limits in accordance with Good Utility Practice; and (iv) provide sufficient generating capacity to maintain operating reserves in accordance with Good Utility Practice.

     CONTROL AREA OPERATORS means an entity that is responsible for monitoring and controlling the electric power system and perform the Control Area function.

     DELIVERING PARTY means the entity supplying capacity and energy to be transmitted at Point(s) of Receipt.

     DESIGNATED AGENT means any entity that performs actions or functions on behalf of Transco, an Eligible Customer, or the Transmission Customer required under the OATT.

     DISTRIBUTION FACILITIES means the facilities owned and operated or controlled by a Transmission Owner, or which another owner has agreed to operate


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at the request and in cooperation with a Transmission Owner, and which are used to provide Wholesale Distribution Service.

     ELIGIBLE CUSTOMER means (i) any electric utility (including the Transmission Owner(s) and any power marketer), Federal power marketing agency, or any person generating electric energy for sale or resale is an Eligible Customer under the OATT. Electric energy sold or produced by such entity may be electric energy produced in the United States, Canada or Mexico. However, with respect to transmission service that the Commission is prohibited from ordering by Section 212(h) of the Federal Power Act, such entity is eligible only if the service is provided pursuant to a state requirement that a Transmission Owner offer the unbundled transmission service, or pursuant to a voluntary offer of such service by the Transmission Owner, (ii) any retail customer taking unbundled transmission service pursuant to a state requirement that the Transmission Owner offer the transmission service, or pursuant to a voluntary offer of such service by the Transmission Owner, is an Eligible Customer under the OATT. A Transmission User shall receive transmission service under the Tariff only if it complies with the obligations of Transmission Customers and Transmission Users delineated in Section 39 of the OATT.

     FUNCTIONAL CONTROL means the ability of Transco to control the operation of the Transmission Facilities subject to this Operating Agreement by delegating tasks to the Transmission Owners or Control Area Operators within Transco. The Transmission Owners or Control Area Operators may perform actual physical operations or tasks under the direction of Transco. Functional Control is subject to the Partnership RTO Operating Protocol and Procedures between Transco and the SPP.

     FERC OR COMMISSION means the Federal Energy Regulatory Commission, or any successor agency.

     GENERATION OWNER means an entity that owns or controls the electric power generation facility which produces electrical energy and which is electrically interconnected to the Transmission System.

     GOOD UTILITY PRACTICE means any of the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the region.


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     NERC means the North American Electric Reliability Council, applicable regional electric reliability councils or successor organizations.

     NERC INTERREGIONAL SECURITY NETWORK means a near-real-time data exchange application for the purpose of sharing operational security information. The ISN utilizes an Inter-Control Center Communication Protocol (ICCP) based application for exchanging operational security data over the NERC communication network.

     NETWORK INTEGRATION TRANSMISSION SERVICE means the transmission service provided under Part III of the OATT.

     NETWORK UPGRADE means a modification or addition to transmission-related facilities that are integrated with and support the Transmission System for general benefit of all users of such Transmission System.

     NON-TRANSFERRED TRANSMISSION FACILITIES means certain transmission facilities and Distribution Facilities, Functional Control over which will not be transferred to Transco under Section 203 of the Federal Power Act, but which are necessary for the provision of Transmission Service or Wholesale Distribution Service to Eligible Customers pursuant to the OATT and which are subject to the Agency Agreement.

     OATT means the SPP RTO Open Access Transmission Tariff, including the Transco rate schedules therein, on file with the FERC, as the same may be amended from time to time.

     OPEN ACCESS SAME-TIME INFORMATION SYSTEM ("OASIS") means the information system and standards of conduct contained in Part 37 of the Commission's regulations and all additional requirements implemented by subsequent Commission orders dealing with OASIS.

     OPERATING PROTOCOL means the Transco Operating Protocol, as the same may be amended from time to time. The Operating Protocol are attached to this Agreement at Appendix C.

     SPP PARTNERSHIP RTO means the RTO under which the Transco operates as an independent transmission company under the oversight and within the structure of the SPP.

     PARTY means any entity that has signed this Agreement and is bound hereunder.


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     POINT(S) OF DELIVERY means point(s) on the Transmission System where capacity and energy transmitted by Transco will be made available to the Receiving Party under Part II of the OATT.

     POINT(S) OF RECEIPT means point(s) of interconnection on the Transmission System where capacity and energy will be made available to Transco by the Delivering Party under Part II of the OATT.

     POINT-TO-POINT TRANSMISSION SERVICE means the reservation and transmission of capacity and energy on either a firm or non-firm basis from Point(s) of Receipt to Point(s) of Delivery under Part II of the OATT.

     POWER PURCHASER means the entity that is purchasing the capacity and energy to be transmitted under the OATT.

     PRICING AND REVENUE DISTRIBUTION PROTOCOL means the protocols governing the payments and revenue distributions by the Transco to Transmission Owners, which protocols are attached hereto at Appendix D.

     RECEIVING PARTY means the entity receiving the capacity and energy transmitted by Transco to Point(s) of Delivery.

     REGIONAL TRANSMISSION PLANNING PROCESS bmeans the Transco Regional Transmission Planning Process, as the same may be amended from time to time.

     REGIONAL TRANSMISSION ORGANIZATION ("RTO") means an entity that operates
					  ---
electric transmission assets in compliance with FERC's regulations.

     SERVICE AGREEMENT means the initial agreement and any amendments or supplements thereto entered into by the Transmission Customer and Transco for service under the OATT.

     STANDARDS OF CONDUCT means the standards set forth in Appendix C to this Agreement.

     TRANSCO LLC AGREEMENT means the Limited Liability Company Agreement setting forth the rights, responsibilities, and obligations of the members of Transco in form and substance acceptable to them.

     TRANSFERRED FACILITIES means electric transmission facilities, Functional Control over which has been transferred to Transco pursuant to an Operating Agreement.


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     TRANSMISSION CUSTOMER means any Eligible Customer (or its Designated Agent)
that (i) executes a Service Agreement, or (ii) requests in writing that Transco file with the Commission a proposed unexecuted Service Agreement to receive transmission service under Part II of the OATT.

     TRANSMISSION OWNER means an entity which (a) has executed an Operating Agreement with Transco to transfer Functional Control of transmission facilities to Transco or (b) is the Transco at such time as Transco begins operation as a Transco.

     TRANSMISSION SERVICE means Transmission Service provided under the OATT on a firm and non-firm basis.

     TRANSMISSION SERVICE DATE means the date upon which Transco begins providing Transmission Service under the OATT.

     TRANSMISSION SYSTEM means the facilities owned, controlled or operated by Transco that are used to provide transmission service under Part II and Part III of the OATT. The Transmission System includes facilities, the Functional Control of which has been transferred to Transco subject to Commission approval under
Section 203 of the Federal Power Act (i.e., Transferred Facilities). In
				      ---
addition, the Transmission System includes other facilities that are not controlled or operated by Transco but are facilities that Transco is allowed to use pursuant to an Agency Agreement in providing service under the OATT (i.e.,
									 ---
Non-transferred Transmission Facilities). Transmission System may include Transferred Facilities, Non-transferred Transmission Facilities or both, as the context requires.

     TRANSMISSION TRANSACTION means use or reservation of the Transmission System for Point-To-Point and/or Network Integration Transmission Service pursuant to a Service Agreement and the OATT.

     TRANSMISSION USER means all entities which are any one or more of the following: (a) Transmission Customer, (b) Delivering Party, (c) Power Purchaser,
(d) Receiving Party, (e) Transmission Owner which utilizes the Transmission System to effectuate a Transmission Transaction, or (f) broker or marketer or any other intermediary that is a party to a Transmission Transaction.

     WHOLESALE DISTRIBUTION SERVICE means the provision of distribution service to wholesale customers over Distribution Facilities as necessary to effectuate a Transmission Transaction under the OATT.


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				   ARTICLE II
		       AUTHORIZATION BY TRANSMISSION OWNER
		       TO OPERATE TRANSMISSION FACILITIES

     Pursuant to this Operating Agreement, the Transmission Owner authorizes Transco to exercise Functional Control over the Transferred Facilities which are specifically identified in Appendix A, to offer non-discriminatory open access to such facilities and other facilities comprising the Transmission System in accordance with the terms and conditions of the OATT, to operate the Transco as an independent transmission company as part of the SPP Partnership RTO, to collect and remit to the Transmission Owner revenues from the provision of such transmission service, and to perform all duties and functions specified in this Agreement.

				   ARTICLE III
		   RIGHTS, POWERS, AND OBLIGATIONS OF TRANSCO

3.1  OPERATION AND PLANNING.
     ----------------------

     3.1.1 FUNCTIONAL CONTROL. The Transmission Owner authorizes Transco to
	   ------------------
exercise Functional Control over the operation of the Transferred Facilities as necessary to effectuate Transmission Transactions. Such control shall be exercised in accordance with Good Utility Practice and shall conform to applicable reliability guidelines, policies, standards, rules, regulations, orders, license requirements, each Transmission Owner's specific reliability requirements and operating guidelines, and all applicable requirements of federal or state laws or regulatory authorities. Disputes regarding reliability requirements and operating guidelines not resolved by negotiations shall be resolved through the dispute resolution process provided for in the OATT. Pending resolution of such disputes, the Transmission Owner's specific reliability requirements and operating guidelines shall be used by Transco with respect to the Transmission Owner' s facilities until the issue is resolved. The methods of Functional Control are described in more detail in the Operating Protocol attached at Appendix C.

     3.1.2 RELIABILITY. Transco shall have responsibility for the reliability of
	   -----------
the Transferred Facilities in connection with its rights, powers, and obligations under this Agreement. The responsibilities of Transco and the Transmission Owner in maintaining the reliability of the Transferred Facilities are described in more detail in the Operating Protocol and the Transco's planning process.

     3.1.3 PLANNING ACTIVITIES. Transco shall engage in such planning activities
	   -------------------
as are necessary to fulfill its obligations under this Agreement and the OATT. The responsibilities of Transco and the Transmission Owner for planning the Transmission System are described in more detail in the Transco's planning process as it now exists or may hereafter be amended.


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     3.1.4 PERFORMANCE OF REGULATORY OBLIGATIONS. Transco shall comply with
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existing transmission, reporting, operating, filing, and planning obligations of the Transmission Owner that are imposed by federal or state laws or regulatory authorities which can no longer be performed solely by the Transmission Owner following transfer of Functional Control of the Transferred Facilities to Transco.

3.2  NON-DISCRIMINATORY TRANSMISSION SERVICE.
     ---------------------------------------

     3.2.1 TYPE OF SERVICE.
	   ---------------

	  (a) Transco shall offer transmission service over the entire Transmission System to all "Eligible Customers," as defined in the OATT, including the Transmission Owner, on a non-discriminatory basis, pursuant to the OATT and the Agency Agreement.

	  (b) The Transmission Owner shall enter into an Agency Agreement in the form of Appendix B, which authorizes Transco to provide transmission services on behalf of the Transmission Owner over Non-transferred Transmission Facilities.

     3.2.2 PRICING. Transco may propose to the FERC such transmission pricing
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for transmission service as is necessary to fulfill its obligations under this
Agreement and may propose to the FERC such changes in prices, pricing methods, terms, and conditions as are necessary to continue to fulfill such obligations; provided, however, that the pricing methodology set forth in the Pricing and Revenue Distribution Protocol, attached at Appendix D, shall be changed only in accordance with that Protocol.

     3.2.3 STANDARDS OF CONDUCT. Transco, its directors, officers, employees,
	   --------------------
contractors, and agents shall adhere to the Standards of Conduct contained in the Transco LLC Agreement.

     3.2.4 OASIS. Transco and SPP shall administer a single OASIS site or
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successor system(s) pursuant to the OATT. The OASIS shall conform to the requirements for such systems as specified by the FERC.

     3.2.5 ANCILLARY SERVICES. Transco shall offer, as part of the OATT, such
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Ancillary Services as are required by the FERC to be offered. Transco shall obtain such services from suppliers, in a manner which minimizes cost, consistent with its reliability responsibilities and other obligations under this Agreement. In obtaining such Ancillary Services, Transco shall afford no undue preference or disadvantage to any supplier, including the Transmission Owner or its affiliates. Transco's responsibility as the provider of Ancillary


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Services and the Transmission Owner's responsibility as a supplier of Ancillary
Services are described in the Operating Protocol and the OATT.

3.3  RESPONSIBILITIES OF TRANSCO TO THE TRANSMISSION OWNER.
     -----------------------------------------------------

     3.3.1 RELATIONSHIP. Transco and its directors, officers, employees, and
	   ------------
agents shall owe the same fiduciary duties to the Transmission Owners under this Agreement that the Managing Member owes to LLC members under ss. 9.1(b) of the Transco LLC Agreement.

     3.3.2 REVENUES. All revenues received by Transco for transmission service
	   --------
under the OATT shall be held, used, managed, and distributed in accordance with the Pricing and Revenue Distribution Protocols as it now exists or is hereafter amended; provided, however, that the Pricing and Revenue Distribution Protocols shall be changed only in accordance with those Protocols.

     3.3.3 NON-DISCRIMINATION. Transco shall not perform its duties and
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functions under this Agreement in a manner that discriminates in favor of or against the facilities of any Transmission Owner, or in a manner that discriminates in favor of or against the Transmission Owner or any other Transmission Owner or their affiliates.

3.4  ADDITIONAL OBLIGATIONS.
     ----------------------

     3.4.1 ASSUME LIABILITY. As between the Parties to this Agreement, Transco
	   ----------------
shall assume liability for any injury or damage to persons or property arising from Transco's own acts or neglect, including the acts or neglect of its directors, officers, employees, agents, and contractors, and shall release, indemnify, and hold harmless the Transmission Owner from and against all damages, losses, claims, demands, suits, recoveries, costs and expenses, court costs, attorney fees, and all other obligations by or to third parties, arising from Transco's performance or neglect of its obligations (whether arising from a finding of negligence, strict liability or other fault or responsibility) under this Agreement, except in cases where, and only to the extent that, the gross negligence or intentional wrongdoing of a Transmission Owner, or the Transmission Owners as a group, contributes to the claimed injury or damage.

     3.4.2 DISPUTE RESOLUTION. Disputes between and among Transco and the
	   ------------------
Transmission Owners, individually or collectively, will be resolved in accordance with the procedures set forth in the OATT.

     3.4.3 INSPECTION AND AUDITING PROCEDURES. Transco shall grant each
	   ----------------------------------
Transmission Owner such access to Transco's books and records as is necessary to verify and audit compliance by Transco with this Agreement. Such access shall be at reasonable times and under reasonable conditions. Transco shall also comply


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with the accounting and reporting requirements of federal and state regulatory authorities (including, but not limited to, the State of Delaware) having jurisdiction over Transco with respect to the business aspects of its business operations. Contacts between Officers, employees, and agents of any Transmission Owner and those of Transco pursuant to this Section 3.4.3 shall be strictly limited to the purposes of this Section 3.4.3 and shall comply with the applicable Code of Conduct.

     3.4.4 STRANDED COST RECOVERY CHARGES. If the Commission approves stranded
	   ------------------------------
cost charges to be recovered through schedules to be implemented by Transco, Transco as agent shall charge and collect the applicable charge(s) from the appropriate Transmission User(s) and distribute the amounts directly to the appropriate Transmission Owner(s).

     3.4.5 AGREEMENT WITH OTHER TRANSMISSION OWNERS. Transco shall execute an
	   ----------------------------------------
Operating Agreement identical in substance to this Agreement with each entity that owns or controls facilities included in the Transmission System, other than those that contribute Transmission Assets to the Transco under the Transco LLC Agreement.

3.5  ENFORCEMENT AUTHORITY.
     ---------------------

     3.5.1 VIOLATIONS. Transco shall have the authority to impose penalties or
	   ----------
other sanctions for any of the following actions by a Transmission Owner (subject to the dispute resolution procedures discussed below):

	  (a) material and willful violations of the Operating Protocol, the Annual Regional Planning Summit, or other Transco policies related to the operation of Transmission Facilities;

	  (b) intentionally ignoring or disobeying any reasonable and material directive from Transco related to the operation of Transmission Facilities, including, without limitation, operating orders or directives issued by Transco;

	  (c) engaging in material and willful behavior which manipulates available transmission capability to the detriment of other Transmission Users;

	  (d) material and willful violation of Transco operating standards; or

	  (e) willful violation of material provisions of this Agreement.


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     3.5.2 PENALTIES. As a penalty for violations specified in Section 3.5.1,
	   ---------
Transco may withhold transmission revenues from a Transmission Owner until the violation ceases and any forfeiture is fully paid. The Transco will develop and file with FERC its penalty structure.

     3.5.3 DISPUTE RESOLUTION. All enforcement actions of Transco shall be
	   ------------------
subject to the dispute resolution provision provided for in the OATT. Transco shall be required to refund any forfeitures, including interest (under 18 C.F.R. ss. 35.19(a)), which it is determined that Transco was not justified in imposing. In such event, Transco shall not be subject to any additional liability.

				   ARTICLE IV
	       RIGHTS, POWERS, AND OBLIGATIONS OF THE TRANSMISSION
			  OWNERS AND TRANSMISSION USERS

4.1  OPERATION AND PLANNING.
     ----------------------

     4.1.1 REDISPATCH, CURTAILMENT AND ANCILLARY SERVICE.
	   ---------------------------------------------

	  (a) Each Transmission Owner shall follow the directions of Transco in operating the Transmission System. No Transmission Owner shall take any action which unduly interferes with the provision of transmission service by Transco.

	  (b) Transco shall enter into generation interconnection agreements with all Generation Owners that could affect the reliability or capability of the Transmission System requiring such entities to follow the directions of Transco in redispatching generation, providing ancillary services, providing reactive and voltage control from generating resources, in accordance with the OATT and the Operating Protocol.

	  (c) Transco shall enter into operating agreements, Point-To-Point Transmission Service agreements or Network Integration Transmission Service agreements, as appropriate, with all Transmission Customers (including Transmission Owners) for the purpose of ensuring reliable operations of the Transmission System. The agreements will define coordination necessary with the Transmission Customer's facilities (including distribution facilities) to ensure reliability in the planning and operation of the Transmission System and emergency response (including curtailments) to conditions that could threaten the integrity of the Transmission System.

     4.1.2 MAINTENANCE PRACTICES. Each Transmission Owner shall maintain its
	   ---------------------
transmission facilities in accordance with Good Utility Practice and shall


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follow the maintenance requirements set forth in more detail in the Operating
Protocol for both generation and transmission facilities.

     4.1.3 CONSTRUCTION.
	   ------------

	  (a) The Transmission Owners (including Transco) shall have the obligation to construct new transmission facilities reviewed, approved and ordered to be built by the SPP and Transco through the Transco's planning process. The SPP and Transco will develop non-discriminatory criteria to determine which Transmission Owner will be obligated to construct the new facilities based upon where the new transmission facilities will be directly connected. If the new transmission facilities will be directly connected to the existing facilities of one Transmission Owner, that Transmission Owner will be obligated to construct the new facilities. If two or more Transmission Owners will be interconnected directly to the new facilities, Transco will assign construction responsibilities in a fair and non-discriminatory manner.

	  (b) The Transmission Owner may satisfy its construction responsibilities by arranging for a third party to finance and own the new transmission facilities. If the third party fails to perform within a reasonable period of time, the Transmission Owners and Transco will remain obligated to undertake the construction. Transco will determine in a non-discriminatory manner whether such third party can meet all necessary criteria for financing and owning transmission in the area. It is envisioned that such third parties will be able to finance and own transmission in the Transco region. Any such third party Transmission Owner shall enter into an Operating Agreement with Transco.

	  (c) All construction obligations will be subject to the Transco's planning process.

     4.1.4 ACQUISITION. In the event a Transmission Owner acquires transmission
	   -----------
facilities not identified in Appendix A to this Agreement, such facilities shall not become subject to Transco's Functional Control pursuant to this Agreement unless and until both (i) Transco, on its own initiative or in response to the request of any person, requests the Transmission Owner to assign such facilities to its control and (ii) the Transmission Owner consents. If any transmission facilities are added to the Transmission System as set forth above, the Parties shall prepare a revised Appendix A.

     4.1.5 STRANDED COSTS. A Transmission Owner may seek to recover stranded
	   --------------
costs from Transmission User(s) in accordance with the terms, conditions and procedures set forth in FERC Order No. 888. However, the Transmission Owner must separately file any specific proposed stranded cost charge under Section 205 of


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the Federal Power Act. If the Commission approves stranded cost charges to be recovered through schedules to be implemented by Transco, Transco as agent shall charge and collect the applicable charge(s) from the appropriate Transmission User(s) and distribute the amounts directly to the Transmission Owner.

     4.1.6 OTHER OBLIGATIONS. Each Transmission Owner, where applicable, shall
	   -----------------
comply with the requirements of the Operating Protocol and the Transco's planning process.

     4.1.7 LOCAL FURNISHING BONDS. No responsibility of the Transmission Owner
	   ----------------------
hereunder shall conflict with the provisions of the OATT relating to facilities financed with local furnishing bonds.

4.2  ADDITIONAL OBLIGATIONS.
     ----------------------

     4.2.1 PROVIDING INFORMATION. Each Transmission Owner shall provide such
	   ---------------------
information to Transco as is necessary for Transco to perform its obligations under this Agreement and the OATT. Information designated as confidential shall be treated as confidential unless disclosure is required by Code of Conduct or by a court or agency of competent jurisdiction.

     4.2.2 FACILITIES ACCESS. Each Transmission Owner shall allow Transco such
	   -----------------
access to Transmission System facilities as is necessary (i) to verify and audit compliance by the Transmission Owner with this Agreement or (ii) for Transco to perform its obligations under this Agreement. Such access shall be at reasonable times and under reasonable conditions.

     4.2.3 INSPECTION AND AUDITING PROCEDURES. Each Transmission Owner shall
	   ----------------------------------
grant Transco such access to the Transmission Owner's books and records as is necessary (i) to verify and audit compliance by the Transmission Owner with this Agreement or (ii) for Transco to perform its obligations under this Agreement. Such access shall be at reasonable times and under reasonable conditions. Each Transmission Owner shall also comply with the accounting and reporting requirements of any federal or state regulatory authorities (including, but not limited to, the State of Delaware) having jurisdiction over the Transmission Owner with respect to aspects of Transco's business operations. Contacts between officers, employees, and agents of Transco and those of the Transmission Owner, pursuant to this Section 4.2.3 shall be strictly limited to the purpose of this
Section 4.2.3 and shall conform to the Standards of Conduct.

     4.2.4 ASSUME LIABILITY. As between the Parties to this Agreement, each
	   ----------------
Transmission Owner ("Indemnifying Owner") shall assume liability for any injury
		     ------------------
or damage to persons or property arising from its own acts or neglect, including the acts or neglect of its directors, officers, employees, agents, or


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contractors, and shall release, indemnify and hold harmless Transco and each other Transmission Owner ("Indemnified Owners") from any damages, losses,
			   ------------------
claims, demands, suits, recoveries, costs and expenses, court costs, attorney fees, and all other obligations by or of third parties, arising from the Indemnifying Owner's performance or neglect of its obligations (whether arising from a finding of negligence, strict liability or other fault or responsibility) under this Agreement except in cases where, and only to the extent that, the gross negligence or intentional wrongdoing of Transco or the Indemnified Owner(s) contributes to the claimed injury or damage.

     Except as provided in the OATT, each Transmission Owner shall not be liable for any costs or expenses relating to the operation, repair, maintenance, or improvement of any of the transmission facilities committed to the Transmission System by any other Transmission Owner.

				    ARTICLE V
		    TERMINATION AND WITHDRAWAL OF FACILITIES

5.1  WITHDRAWAL NOTICE. Upon submission of a written notice of withdrawal to
     -----------------
Transco, a Transmission Owner may commence a process of withdrawal of all of its facilities from the Transmission System. Such withdrawal shall not be effective until the later of (i) twelve (12) months after such notice is given, or (ii) the effective date of any federal or state regulatory approval required to effectuate such withdrawal. In the event of a merger, consolidation, reorganization, sale, spin-off, or foreclosure, as a result of which substantially all of the Transmission Owner's transmission facilities which are part of the Transmission System are acquired by another entity, that entity shall have the right to withdraw its facilities from Transco in accordance with the foregoing. Any withdrawal shall be subject to the provisions of Section 5.2 of this Agreement.

5.2  EFFECT OF WITHDRAWAL BY A TRANSMISSION OWNER ON CONTRACTUAL OBLIGATIONS.
     -----------------------------------------------------------------------
In the event of withdrawal of a Transmission Owner pursuant to Section 5.1:

     5.2.1 TRANSMISSION CUSTOMERS HELD HARMLESS. Transmission Customers taking
	   ------------------------------------
service which involves the withdrawing Transmission Owner and which involves transmission contracts executed before the Transmission Owner provided notice of its withdrawal shall continue to receive service for the remaining term of the contract at the same rates, terms, and conditions that would have been applicable if there were no withdrawal, unless such contracts are modified by FERC in accordance with its statutory authority or by agreement of the Parties. The withdrawing Transmission Owner shall continue providing service to such

Transmission Customers and shall receive no more in revenues for that service than if there had been no withdrawal by such Transmission Owner.

     5.2.2 EXISTING OBLIGATIONS. All financial obligations incurred and payments
	   --------------------
applicable to time periods prior to the effective date of such withdrawal shall be honored by Transco and the withdrawing Transmission Owner.

     5.2.3 CONSTRUCTION OF FACILITIES. Obligations relating to the construction
	   --------------------------
of new facilities pursuant to the Transco's planning process, which imposed duties upon the withdrawing Transmission Owner prior to such Transmission Owner's withdrawal, shall be renegotiated as between Transco and the withdrawing Transmission Owner. If such obligations cannot be resolved through negotiations, they shall be resolved in accordance with the dispute resolution procedures under the OATT.

     5.2.4 OTHER OBLIGATIONS. Other obligations between Transco and the
	   -----------------
withdrawing Transmission Owner shall be renegotiated as between Transco and the withdrawing Transmission Owner. If such obligations cannot be resolved through negotiations, they shall be resolved in accordance with the dispute resolution procedures provided for in this Agreement.

5.3  REGULATORY AND OTHER APPROVALS OR PROCEDURES. The withdrawal by a
     --------------------------------------------
Transmission Owner of its facilities from Transco shall be subject to applicable federal and state regulatory approvals or other regulatory procedures as set forth in Section 5.1 of this Agreement.

				   ARTICLE VI
				TERM OF AGREEMENT

     This Agreement shall become effective upon the Transmission Service Date. With respect to a Transmission Owner which begins participation after such date, this Agreement shall become effective on the date the Transmission Owner signs this Agreement. This Agreement shall continue in effect, for any Transmission Owner, until the effective date of termination by that Transmission Owner pursuant to Article V of this Agreement; provided, however, that the provisions of Section 5.2 pertaining to the obligations of a withdrawing Transmission Owner shall survive the termination of this Agreement.

				   ARTICLE VII
			       DISPUTE RESOLUTION

     All disputes between the Transco and the Transmission Owners shall be subject to the dispute resolution procedures under the OATT.

				  ARTICLE VIII
				  FORCE MAJEURE

     Notwithstanding any provision in this Agreement to the contrary, neither Party shall be liable in damages or otherwise, or be responsible to the other Party, for failure to carry out any of its obligations under this Agreement (other than any payment obligations) if and only to the extent that it is unable to so perform or is prevented from performing such obligation by an event of Force Majeure. However, a Party whose performance under this Agreement is hindered by an event of Force Majeure shall make all reasonable obligations to perform its obligations under this Agreement. For purposes of this Agreement, an event of Force Majeure means any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, explosion, breakage or accident to machinery or equipment, any Curtailment, order, regulation or restriction imposed by governmental military or lawfully established civilian authorities, or any other cause beyond a Party's control.

				   ARTICLE IX
			    MISCELLANEOUS PROVISIONS

     9.1 DESCRIPTIVE HEADINGS. The descriptive headings of Articles, Sections,
	 --------------------
subsections and other provisions of this Agreement have been inserted for convenience of reference only and shall not define, modify, restrict, construe, or otherwise affect the construction or interpretation of any of the provisions of this Agreement.

     9.2 GOVERNING LAW. This Agreement shall be interpreted, construed, and
	 -------------
governed by the laws of the State of Delaware without giving effect to the conflict of law principles thereof, except to the extent preempted by the laws of the United States of America.

     9.3 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of,
	 ----------------------
and be binding upon, each of the Parties, their respective successors and permitted assigns. This Agreement shall not be assigned by either Party, by operation of law or otherwise, without the prior approval of the other Party, except to a successor in the operation of the Transmission Owner's transmission facilities committed to the Transmission System by reason of a merger, consolidation, reorganization, sale, spin-off, or foreclosure, as a result of which substantially all such transmission facilities are acquired by such successor and such successor becomes a Transmission Owner under this Agreement.

     9.4 NO IMPLIED WAIVERS. Except as otherwise provided in this Agreement, any
	 ------------------
failure of any Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefits hereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any preceding, subsequent or other failure.

     9.5 SEVERABILITY. Except for Article V of this Agreement, in the event any
	 ------------
one or more of the provisions of this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions and with a view towards effecting the purpose of this Agreement; provided, however, that if such negotiations are unsuccessful, then the Parties may exercise their individual or collective withdrawal or termination rights available under this Agreement.

     9.6 REPRESENTATIONS AND WARRANTIES. Each Party, with respect to itself,
	 ------------------------------
represents and warrants to the other Party as of effective date of this Agreement as follows:

	  (i) It is duly organized, validly existing, and in good standing under the laws of the jurisdiction where organized, and is qualified to do business in the jurisdictions necessary to perform this Agreement.

	  (ii) The execution, delivery, and performance of this Agreement are within its powers, have been duly and validly authorized by all requisite action, and do not conflict with any applicable law, any of the terms or conditions of its governing documents, or with any other binding agreement except third-party joint agreements covered by Section 9.12.

	  (iii) This Agreement has been duly executed and delivered by the Party and this Agreement constitutes the legal, valid, and binding obligation of the Party enforceable against it in accordance with its terms except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting the enforcement of creditor's rights generally, and by general principles of equity regardless of whether such principles are considered in a proceeding at law or in equity.

	  (iv) Except as expressly set forth in writing, it has, or will have as of the time required, all regulatory authorizations necessary for it to legally perform its obligations under this Agreement.

	  (v) There are no bankruptcy, insolvency, reorganization, receivership, or other similar proceedings pending or being contemplated by it, or to its knowledge threatened against it.

	  (vi) There are no actions at law, suits in equity, proceedings, or claims pending or, to its knowledge, threatened against it before or by any federal, state, foreign, or local court, tribunal, or governmental agency or authority that might materially delay, prevent, or hinder the performance of its obligations hereunder.

     9.7 FURTHER ASSURANCES. Each Party agrees that it shall hereafter execute
	 ------------------
and deliver such further instruments, provide all information, and take or forbear such further acts and things as may be reasonably required and useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the provisions of this Agreement.

     9.8 NOTICES. Except as otherwise expressly provided herein, notices
	 -------
required under this Agreement shall be in writing and shall be sent by U.S. mail, overnight courier, hand delivery, facsimile, or other reliable electronic means to the address of each Party as is furnished by such Party. Any notice required under this Agreement shall be deemed to have been given either upon delivery, if by U.S. mail, overnight courier, or hand delivery, or upon confirmation, if given by facsimile or other reliable electronic means.

     9.9 LIMITATIONS ON LIABILITY. Notwithstanding any other provision of this
	 ------------------------
Agreement, no Transmission Owner shall be liable to any other Transmission Owner or Transmission User for any actions taken pursuant to the direction of Transco except in cases of the gross negligence or intentional wrongdoing of such Transmission Owner, Member or Transmission User.

     9.10 ENTIRE AGREEMENT. This Agreement, including any attachments to this
	  ----------------
Agreement, and other agreements referenced herein constitute the entire agreement between the Parties with respect to the subject matter of this Agreement, and no previous or contemporary oral or written representations, agreements, or understandings made by any Transmission Owner or of Transco shall be binding unless contained in this Agreement, including the appendices attached hereto, the OATT, the Agency Agreement, or other agreements referenced herein.

This Agreement shall not be amended except by the written agreement of the Parties; provided, that the effectiveness of any such amendment shall be conditioned upon the execution of the same amendment by all other Transmission Owners.

     9.11 GOOD FAITH EFFORTS. The Transmission Owner agrees that it shall in
	  ------------------
good faith take all reasonable actions necessary to permit it to fulfill its obligations under this Agreement. Where the consent, agreement, or approval of the Transmission Owner must be obtained hereunder, such consent, agreement, or approval shall not be unreasonably withheld, conditioned, or delayed. Where the Transmission Owner is required or permitted to act, or omit to act, based on its opinion or judgment, such opinion or judgment shall not be unreasonably exercised. To the extent that the jurisdiction of any federal or state regulatory authority applies to any part of this Agreement and/or the transactions or actions covered by this Agreement, each Transmission Owner shall cooperate with Transco and all other Transmission Owners to secure any necessary or desirable approval or acceptance of such regulatory authorities of such part of this Agreement and/or such transactions or actions.

     9.12 THIRD-PARTY JOINT AGREEMENTS. This Agreement, including the Appendices
	  ----------------------------
to this Agreement, the OATT, and the Agency Agreement shall not be construed, interpreted, or applied in such a manner as to cause the Transmission Owner to be in material breach, anticipatory or otherwise, of any agreement in effect on the effective date of this Agreement between the Transmission Owner and one or more third parties for the joint ownership, operation, or maintenance of any electrical facilities covered by this Agreement, the OATT, or the Agency Agreement. If the Transmission Owner has such a third-party joint agreement, it shall discuss with Transco and the other Transmission Owners any material conflict between such third-party joint agreement and this Agreement, the OATT, or the Agency Agreement raised by a third party to such joint agreement, but the resolution of such a conflict shall, vis-a-vis Transco and the other Transmission Owners, be and remain within the sole discretion of the Transmission Owner; provided, however, that the Transmission Owner shall, if the conflict is otherwise unresolved, utilize the available remedies and dispute resolution procedures to resolve such conflict, including, but not limited to, submitting such conflict to the FERC for resolution; provided, further, that unless so ordered by the FERC or a court having jurisdiction, in no event shall the Transmission Owner enter into a resolution of such conflict which would impair the reliability of the Transmission System.

     9.13 NO PARTNERSHIP. This Agreement is not intended, and shall not be
	  --------------
construed, interpreted or applied, to create a partnership or joint venture between the Parties and, with the exception of Transco pursuant to the terms of this Agreement and the Agency Agreement, no Transmission Owner shall be entitled to act as an agent for any other Transmission Owner with respect to Transco.

     9.14 CURRENT DOCUMENTS. Transco and the SPP shall maintain current versions
	  -----------------
of all protocols, the OATT, the Agency Agreement, and the Transco LLC Agreement and all amendments thereto and shall post such documents on its Internet World Wide Web Site or equivalent form of electronic posting and provide such documents to the Transmission Owner.

		      [THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, the Transmission Owner and Transco have caused this Operating Agreement to be signed by their respective duly authorized officers or personnel as of the date first above written.

					[FULL NAME OF TRANSCO]


					By:
					   ------------------------------------
					   Name:
					   Title:
					   Date:


					[FULL NAME OF TRANSMISSION OWNER]


					By:
					   ------------------------------------
					   Name:
					   Title:
					   Date:

				   APPENDIX A
			    DESCRIPTION OF FACILITIES
				  [TO BE ADDED]

				   APPENDIX B
			   PRO FORMA AGENCY AGREEMENT
			   --- -----
		      (See Attachment F to the Application)

				   APPENDIX C
			       OPERATING PROTOCOL

				  [TO BE ADDED]

				   APPENDIX D
			PRICING AND REVENUE DISTRIBUTION
				    PROTOCOL

				  [TO BE ADDED]